Contact: Tim Davidson 914-844-7847 tfdavids@us.ibm.com IBM BOARD APPROVES INCREASE IN QUARTERLY CASH DIVIDEND FOR THE 30th CONSECUTIVE YEAR Armonk, N.Y., April 29, 2025 . . . The IBM (NYSE: IBM) board of directors today declared an increase in the regular quarterly cash dividend to $1.68 per common share, payable June 10, 2025 to stockholders of record as of May 9, 2025. This is the 30th year in a row that IBM has increased its quarterly cash dividend. IBM has paid consecutive quarterly dividends since 1916. # # # Exhibit 99.1